UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Financial Operations

The preliminary information set forth in Item 7.01 of this Form 8-K regarding the liquidity position of AMC Entertainment Holdings, Inc. (the “Company,” “we,” “us,” or “our”) as of March 31, 2020 is hereby incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure

Announcement of Notes Offering

On April 16, 2020, the Company issued a press release announcing the commencement of a private offering of $500 million aggregate principal amount of first lien notes due 2025 (the “Notes”), that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers. The Notes and related guarantees are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside the United States to certain non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act (the “Notes Offering”). A copy of the press release is being furnished as Exhibit 99.1 to this 8-K and is incorporated herein by reference.

The Notes and related guarantees are not and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes and related guarantees may not be offered or sold in the United States without registration or an applicable exemption from such registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, any securities, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Information Included in the Offering Memorandum

The Company is providing the disclosures below and supplementing the risk factors described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”) with the risk factor below, each of which the Company included in a confidential preliminary offering memorandum, dated April 16, 2020, in connection with the Notes Offering (the “Offering Memorandum”). The information in this Form 8-K should be read in conjunction with the Form 10-K, including the risk factors described in the Form 10-K and the information under the “Cautionary Statement Regarding Forward-Looking Statements” in the Form 10-K, as modified hereby.

The estimated information presented herein regarding the Company’s liquidity position as of March 31, 2020 is preliminary, unaudited and subject to the completion of the Company’s financial closing procedures as of and for the three months ended March 31, 2020 and should not be viewed as a substitute for the information contained in full quarterly financial statements prepared in accordance with GAAP.

The following supplemental disclosures were included in the Offering Memorandum

Impact of COVID-19

The COVID-19 pandemic has had, and is likely to continue to have, a severe and unprecedented impact on the world. Measures to prevent its spread, including government-imposed restrictions on social gatherings, have had a significant effect on theatrical exhibition. In compliance with these restrictions, all of the Company’s theatres worldwide have temporarily suspended operations through the end of June. During this period, the Company is generating effectively no revenue. The Company will review prior to the end of June 2020, in conjunction with the potential lifting of various government operating restrictions, whether it should extend such suspension with respect to some or all of our theatres. There is no guarantee however, that any such government-imposed restrictions may be lifted, and such restrictions may be further extended beyond June 2020.

As of March 31, 2020, the Company had a cash balance of $299.8 million, including borrowings in March 2020 of (i) $215.0 million (the full availability net of letters of credit) under our $225.0 million senior secured revolving credit facility due April 22, 2024 and (ii) £89.2 million (the full availability net of letters of credit) under our £100 million revolving credit facility due February 14, 2022 (the “Odeon Revolver”). Due to significant actions taken by the Company, we believe our current cash balance is sufficient to withstand a global suspension of operations until a partial reopening in July. After giving effect to the proposed Notes Offering, we believe the Company will have sufficient liquidity to withstand a global suspension of operations until a partial reopening ahead of Thanksgiving. We cannot assure you that our assumptions used to estimate our liquidity requirements will be correct because we have never previously experienced a complete cessation of our operations, and as a consequence, our ability to be predictive is uncertain. If we do not recommence operations by such times, we will require additional capital and may also require additional financing if our operations once reopened do not generate the expected revenues. Such additional financing may not be available on favorable terms or at all.

In response to the COVID-19 pandemic, the Company has taken and is continuing to take significant steps to preserve cash by eliminating non-essential costs, including reductions to executive compensation and elements of our fixed cost structure. Such steps include:

•	Suspended non-essential operating expenditures, including marketing & promotional and travel and entertainment expenses’ and where possible, for example: utilities, reduced essential operating expenditures to minimum levels while theatres are closed.
•	Terminated or deferred all non-essential capital expenditures to minimum levels necessary while theatres are closed.
•	Implemented measures to reduce corporate-level employment costs, including full or partial furloughs of all corporate-level Company employees, including senior executives, with individual work load and salary reductions ranging from 20% to 100%; cancellation of pending annual merit pay increases; and elimination or reduction of non-healthcare benefits.
•	All domestic theatre-level crew members have been fully furloughed and theatre-level management has been reduced to the minimum level necessary to begin resumption of operations when permitted. Similar efforts to reduce theatre-level and corporate employment costs are being undertaken internationally consistent with applicable laws across the jurisdictions in which the Company operates.
•	Working with our landlords, vendors, and other business partners to manage, defer, and/or abate certain costs during the disruptions caused by the COVID-19 pandemic.
•	Introduced an active cash management process, which, among other things, requires senior management approval of all outgoing payments.
•	The Company does not expect to continue dividend payments which, when considered in tandem with the dividend decrease of $0.17 per share in the fourth quarter of 2019 when compared to the fourth quarter of 2018, results in aggregate quarterly savings of $20.9 million.
•	We do not expect to make purchases under our recently authorized stock repurchase program for the duration of 2020.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act provides opportunities for additional liquidity, loan guarantees, and other government programs to support companies affected by the COVID-19 pandemic and their employees. Based on our preliminary analysis of the CARES Act, we expect to recognize the following benefits:

•	Approximately $19.0 million cash tax refunds from overpayments and refundable alternative minimum tax credits with the filing of our 2019 federal and state tax returns, which we expect to file by April 30, 2020.
•	Deferral of social security payroll tax matches that would otherwise be required in 2020.
•	Receipt of a payroll tax credit in 2020 for expenses related to paying wages and health benefits to employees who are not working as a result of closures and reduced receipts associated with COVID-19.
•	Carryforward of tax loss incurred in 2020 to fully offset future years when our 2020 tax return is filed.

The Company intends to seek any available potential benefits under the CARES Act, including loans, investments or guarantees, and any other such current or future government programs for which it qualifies, including those described above. We cannot predict the manner in which such benefits or any of the other benefits described herein will be allocated or administered and we cannot assure you that we will be able to access such benefits in a timely manner or at all.

We anticipate that recent adverse changes in macroeconomic trends, reduced cash flows as a consequence of the outbreak of the COVID-19 pandemic, a decline in the fair value of our debt, and the further sustained decline in the market price of our common stock as of March 31, 2020 will constitute a triggering event under generally accepted accounting principles (Accounting Standards Codification No. 350, Intangible-Goodwill and Other and Accounting Standards Certification No. 360, Impairment and Disposal of Long-Lived Assets), which likely will lead to non-cash impairments of our goodwill, long-lived assets and intangible assets as of March 31, 2020. We are unable to reasonably estimate the amount of these impairments and will not be able to do so until the completion of the impairment analysis, which is being performed in connection with the preparation and review of our condensed consolidated financial statements and related notes and completion of our financial close procedures for the three months ended March 31, 2020. While we believe that the conditions resulting in any such non-cash impairment charges are temporary, there can be no assurances as to their ultimate duration.

We believe, but cannot guarantee, that the exhibition industry will ultimately rebound and benefit from pent-up social demand for out-of-home entertainment, as government restrictions are lifted and home sheltering subsides. However, the ultimate significance of the pandemic, including the extent of the adverse impact on our financial and operational results, will be dictated by the currently unknowable duration and the effect on the overall economy and of responsive governmental regulations, including shelter-in-place orders of the pandemic and mandated business closures. Our business also could be significantly affected should the disruptions caused by COVID-19 lead to changes in consumer behavior (such as social distancing), which we believe will be temporary, or further reductions to the customary theatrical release window, which studios have advised us will be temporary. The effect of COVID-19 on the capital markets could significantly impact our cost of borrowing and the availability of capital to us. There are limitations on our ability to mitigate the adverse financial impact of these items. COVID-19 also makes it more challenging for management to estimate the future performance of our businesses or our liquidity needs, particularly over the near to medium term.

The estimated information presented herein regarding our liquidity position as of March 31, 2020, is preliminary, unaudited and subject to the completion of our financial closing procedures as of and for the three months ended March 31, 2020 and should not be viewed as a substitute for the information contained in full quarterly financial statements prepared in accordance with GAAP. During the course of the preparation of our condensed consolidated financial statements and related notes and completion of our financial close procedures for the three months ended March 31, 2020, adjustments to this preliminary estimated information may be identified and such adjustments may be material. Actual results for the first quarter of 2020 and future periods could differ materially from the estimates, trends and expectations discussed above. You should not place undue reliance on this information.

Proposed Credit Agreement and Odeon Revolver Waivers

Under the terms of the Company’s credit agreement, dated as of April 30, 2013, and as amended through the sixth amendment thereto dated April 22, 2019 (the “Credit Agreement”), when revolving loans are outstanding under our Credit Agreement, the Company is required to maintain a Secured Leverage Ratio (as defined in the Credit Agreement) of not greater than 6.00 to 1.00. In addition, under the Odeon Revolver, our Odeon subsidiaries in England and Wales are required to maintain a leverage ratio of not greater than 3.00 to 1.00. The Company anticipates that it will be in compliance with such maintenance covenants for the fiscal quarter ending March 31, 2020. The Company is seeking a waiver of the maintenance covenant under the Credit Agreement from the majority of the revolving lenders under the Credit Agreement for each of the fiscal quarters ending from June 30, 2020 through a date to be determined that the Company anticipates would be sufficient to allow stabilized operations to resume and for the Company to again be in compliance with such covenant, as well as waiver of the maintenance covenant under the Odeon Revolver for the fiscal quarters ending from September 30, 2020 through a date to be determined that the Company anticipates would be sufficient to allow stabilized operations to resume and for the Company to again be in compliance with such covenant and certain other provisions from the requisite lenders under the Odeon Revolver. The closing of the Notes Offering will be conditioned on receiving these waivers. However, we can make no assurances in this regard and a failure to obtain these waivers could result in a default under these facilities. Conditions for obtaining these waivers may lead to additional restrictive covenants and other lender protections that would be applicable to the Company under the Credit Agreement and Odeon Revolver.

The following risk factor was included in the Offering Memorandum:

The COVID-19 pandemic has disrupted our business and will adversely affect our operations and results of operations.

The COVID-19 pandemic has had and will continue to have a significant and adverse impact on our business. As a result of the pandemic, all of our theatres worldwide have temporarily suspended operations through late June, and we are generating no revenue from admissions, food and beverage sales, or other revenue, which represent substantially all of our revenue and cash flow from operations. The ultimate duration of the pandemic and of responsive governmental regulations, including shelter-in-place orders and mandated business closures, is uncertain and we may need to extend such suspension with respect to some or all of our theatres. We cannot predict when or if our business will return to normal levels. If the coronavirus continues to spread in the parts of the world where we operate, we may elect on a voluntary basis to again close (after their reopening) certain of our theatres, or governmental officials may order additional closures, impose further restrictions on travel or introduce social distancing measures such as limiting the number of people allowed in a theatre at any given time. While we plan to eliminate variable costs and reduce fixed costs to the extent possible, we continue to incur significant cash outflows, including interest payments, taxes, critical maintenance capital expenditures, and certain compensation and benefits payments. We cannot be certain that we will have access to sufficient liquidity to meet our obligations for the time required to allow our cash generating operations to resume or normalize. We may not be able to obtain additional liquidity and any relief provided by lenders, governmental agencies, and business partners may not be adequate and may include onerous terms.

We may face difficulty in maintaining relationships with our landlords, vendors, motion picture distributors, customers, and employees during the suspension period. We are unable to predict the availability of supplies or workforce necessary to operate when we re-open. Since the outbreak of the COVID-19 virus, movie studios have suspended production of movies and delayed the release date of movies. Some movie studios have also reduced or eliminated the theatrical exclusive release window as theatres are not operating. The longer and more severe the pandemic, including repeat or cyclical outbreaks beyond the one we are currently experiencing, the more severe the adverse effects will be on our business, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service our existing and future indebtedness.

Even when the COVID-19 pandemic subsides, we cannot guarantee that we will recover as rapidly as other industries, or that we will recover as rapidly as others within the industry due to our strong footprint in densely populated areas. For example, once applicable government restrictions are lifted, it is unclear how quickly theatres will be permitted to resume operations and how quickly patrons will return to our theatres once theatres resume operations, which may be a function of continued concerns over safety and social distancing and/or depressed consumer sentiment due to adverse economic conditions, including job losses, among other things. Even once theatres resume operations, a single case of COVID-19 in a theatre could result in additional costs and further closures. If we do not respond appropriately to the pandemic, or if customers do not perceive our response to be adequate, we could suffer damage to our reputation, which could significantly adversely affect our business. Furthermore, the effects of the pandemic on our business could be long-lasting and could continue to have adverse effects on our business, results of operations, liquidity, cash flows and financial condition, some of which may be significant, and may adversely impact our ability to operate our business after our temporary suspension ends on the same terms as we conducted business prior to the pandemic. Significant impacts on our business caused by the COVID-19 pandemic include and is likely to continue to include, among others:

•	lack of availability of films in the short or long term, including as a result of (i) continued delay in film releases; (ii) release of scheduled films on alternative channels or (ii) disruptions of film production;
•	decreased attendance at our theatres after they resume operations, including due to (i) continued safety and health concerns, (ii) additional regulatory requirements limiting our seating capacity or (iii) a change in consumer behavior in favor of alternative forms of entertainment;
•	increased operating costs resulting from additional regulatory requirements enacted in response to the COVID-19 pandemic and from precautionary measures we voluntarily take at our facilities to protect the health and well-being of our customers and employees;
•	our inability to negotiate favorable rent payment terms with our landlords;
•	unavailability of employees and/or their inability or unwillingness to conduct work under any revised work environment protocols;
•	increased risks related to employee matters, including increased employment litigation and claims relating to terminations or furloughs caused by the suspension of theatre operations;
•	reductions and delays associated with planned operating and capital expenditures;
•	potential impairment charges;
•	our inability to generate significant cash flow from operations if our theatres continue to operate at significantly lower than historical levels, which could lead to a substantial increase in indebtedness and negatively impact our ability to comply with the financial covenants, if applicable, in our debt agreements
•	our inability to access lending, capital markets and other sources of liquidity, if needed, on reasonable terms, or at all, or obtain amendments, extensions and waivers of financial maintenance covenants, among other material terms;

•	our inability to effectively meet our short- and long-term obligations; and
•	our inability to service our existing and future indebtedness.

The outbreak of COVID-19 has also significantly increased economic uncertainty. It is likely that the current outbreak or continued spread of COVID-19 will cause a global recession, which will further adversely affect our business, and such adverse effects may be material. We have never previously experienced a complete cessation of our operations, and as a consequence, our ability to be predictive regarding the impact of such a cessation on our operations and future prospects is uncertain. In addition, the magnitude, duration and speed of the global pandemic is uncertain. As a consequence, we cannot estimate the impact on our business, financial condition or near or longer-term financial or operational results with certainty.

In addition, although we are reviewing and intend to seek any available benefits under the CARES Act, we cannot predict the manner in which such benefits will be allocated or administered and we cannot assure you that we will be able to access such benefits in a timely manner or at all. Certain of the benefits we seek to access under the CARES Act have not previously been administered on the present scale or at all. Government or third party program administrators may be unable to cope with the volume of applications in the near term and any benefits we receive may not be as extensive as we currently estimate, may impose additional conditions and restrictions on our operations or may otherwise provide less relief than we contemplate. Accessing these benefits and our response to the COVID-19 pandemic have required our management team to devote extensive resources and are likely to continue to do so in the near future, which negatively affects our ability to implement our business plan and respond to opportunities.

The COVID-19 pandemic (including governmental responses, broad economic impacts and market disruptions) has heightened the risks related to the other risk factors described in AMC’s Annual Report on Form 10-K for December 31, 2019.

Withdrawal of Guidance

On April 16, 2020, the Company also announced it is withdrawing its previously published guidance related to capital expenditures, net leverage, revenue growth, and Adjusted EBITDA Margin.

The information in this Form 8-K under Items 2.02 and 7.01, including Exhibit 99.1 hereto, is being furnished pursuant Items 2.02 and 7.01 of Form 8-K, respectively, and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

99.1      Press Release date April 16, 2020

104       Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Forward Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: the impact of the COVID-19 virus on the Company, the motion picture exhibition industry, and the economy in general, including the Company’s response to the COVID-19 virus related to theatre closings, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at our facilities to protect the health and well-being of our customers and employees; the general volatility of the capital markets and the market price of the Company’s Class A common stock; motion picture production and performance; AMC’s lack of control over distributors of films; increased use of alternative film delivery methods or other forms of entertainment; general and international economic, political, regulatory and other risks, including risks related to the United Kingdom’s exit from the European Union or widespread health emergencies, or other pandemics or epidemics; risks and uncertainties relating to AMC’s significant indebtedness, including AMC’s borrowing capacity under its revolving credit agreement; AMC’s ability to execute cost cutting and revenue enhancement initiatives as previously disclosed and in connection with response to COVID-19; limitations on the availability of capital; AMC’s ability to refinance its indebtedness on favorable terms; availability of financing upon favorable terms or at all; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Form 10-K for the year ended December 31, 2019 filed with the SEC, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has du1y caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: April 17, 2020	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President and
Chief Financial Officer